CONSENT OF INDEPENDENT AUDITOR

I consent to the reference of my report dated March 26, 1999 on the financial statements of Tollycraft Yacht Corporation for the year ended December 31, 1998 included in the 1998 Annual Report to the Shareholders on Form 10-KSB.


                                        /s/
                                        Timothy L. Steers
                                        Certified Public Accountant, LLC

Portland, Oregon
March 26, 1999